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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Infogrames, Inc. on Form S-8 of our report dated August 29, 2002 (September 30, 2002 as to Note 16) appearing in this Annual Report Form 10K of Infogrames, Inc. for the year ended June 30, 2002.

New York, New York
September 30, 2002